UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39457	84-2308711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1055 W. Square Lake Road Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(888) 825-9111

Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Master Purchase Agreement

On July 7, 2021, Electric Last Mile, Inc., a Delaware corporation (“ELM”) and wholly owned subsidiary of Electric Last Mile Solutions, Inc., executed a Master Purchase Agreement (the “Master Purchase Agreement”) with Liuzhou Wuling Automobile Industry Co., Ltd. (“Wuling”) for the purchase by ELM of certain products, kits, parts, accessories, and other materials used in the manufacture of electric commercial vehicles (the “Goods”). Pursuant to the Master Purchase Agreement, Wuling granted ELM the exclusive right to market, distribute and sell certain of the Goods in North America and to manufacture, assemble, market, distribute and sell ELM’s products incorporating the Goods. The Master Purchase Agreement sets forth the general terms and conditions for the sale of the Goods to ELM. ELM’s individual purchases of Goods will be made pursuant to mutually agreeable, binding purchase orders, issued by ELM, setting forth the particular Goods and the quantities, prices and delivery dates of the Goods to be purchased. Such a purchase order will be deemed accepted by Wuling unless Wuling rejects the purchase order in writing within 48 hours of receipt. The initial purchase prices of the Goods have been set by mutual agreement between the parties, and the prices for any new categories of Goods, or for jointly developed Goods, will be mutually agreed upon between the parties prior to entering into the first individual purchase order for such Goods.

Pursuant to the Master Purchase Agreement, the parties have agreed that: (i) Wuling will retain its rights to its pre-existing intellectual property, and (ii) during the development process, for the parts jointly developed by both parties, the corresponding intellectual property rights will be shared by both parties; for parts independently developed by Wuling, the relevant intellectual property rights will be owned by Wuling; and for parts independently developed by ELM, the relevant intellectual property rights will be owned by ELM; however, if the development is carried out on the basis of the data, models and other information provided by Wuling, the intellectual property rights will be jointly owned by the parties. The parties further agreed that: (a) with respect to the intellectual property rights solely owned by one party, if the other party (or a third party) requests that such intellectual property rights be licensed, a separate written agreement shall be executed by the parties, and (b) with respect to the intellectual property rights jointly owned by both parties, neither party may transfer or license such intellectual property rights to a third party without written consent from the other party.

The Master Purchase Agreement is effective as of March 19, 2021, with an initial term of five years, which will automatically extend for additional one-year terms unless either party, at least 180 days prior to the end of the then in-effect term, gives written notice to the other party of its intent not to extend such term. In addition, the Master Purchase Agreement may be terminated by either party upon 180 days prior written notice or upon certain specified termination events.

Agreement for Engineering, Design and Development Services

On July 7, 2021, ELM executed an Agreement for Engineering, Design and Development Services (the “Services Agreement”), which is effective as of March 18, 2021, with Wuling. Pursuant to the Services Agreement, Wuling will serve as ELM’s non-exclusive supplier for certain engineering, design, development, and validation services (the “Services”) intended to support the manufacture of electric vehicles by ELM. Wuling will provide the Services to ELM pursuant to individual purchase orders and statements of works, which will set forth the specifications, deliverables, and fees related to such Services. To facilitate the provision of the Services under the Services Agreement, each party has agreed to set up a full-time team, consisting of at least four members from Wuling, including, but not limited to, experts in manufacturing engineering, program management, logistics and product engineering.

Consistent with the terms of the Master Purchase Agreement, pursuant to the Services Agreement, the parties have agreed that: (i) Wuling will retain its rights to its pre-existing intellectual property, and (ii) during the development process, for the parts jointly developed by both parties, the corresponding intellectual property rights will be shared by both parties; for parts independently developed by Wuling, the relevant intellectual property rights will be owned by Wuling; and for parts independently developed by ELM, the relevant intellectual property rights will be owned by ELM; however, if the development is carried out on the basis of the data, models and other information provided by Wuling, the intellectual property rights will be jointly owned by the parties. The parties further agreed that: (a) with respect to the intellectual property rights solely owned by one party, if the other party (or a third party) requests that such intellectual property rights be licensed, a separate written agreement shall be executed by the parties, and (b) with respect to the intellectual property rights jointly owned by both parties, neither party may transfer or license such intellectual property rights to a third party without written consent from the other party.

The Services Agreement was executed in connection with the Master Purchase Agreement and is expected to continue in effect until the Master Purchase Agreement is terminated or expires.

Supplemental Agreement

On July 7, 2021, ELM executed a Supplemental Agreement with Wuling, which amends and supplements the Master Purchase Agreement and the Services Agreement (together, the “Original Agreements”). The Supplemental Agreement clarifies the engineering, design and development process as well as the roles and responsibilities of each party. Specifically, pursuant to the Supplemental Agreement, ELM is responsible for product liability claims in North America arising from Goods purchased from Wuling, and Wuling is responsible for product liability claims arising from the parts it produces for ELM to the extent Wuling contributed to the development and manufacturing of the part giving rise to the claim. Additionally, ELM is responsible for establishing the technical standards for parts produced pursuant to the Original Agreements for the U.S. market and for ensuring that all engineering development pursuant to the Original Agreements is in compliance with applicable U.S. laws and regulations.

Pursuant to the Supplemental Agreement, within 14 working days after execution of the Supplemental Agreement, ELM will pay Wuling a retainer of RMB 26 million (or equivalent U.S. dollars) as advance payment for engineering development and support services. Further, pursuant to the Supplemental Agreement, ELM is obligated to continue to replenish such funds during the development process, within 14 working days after notice from Wuling, to ensure the retainer amount held by Wuling is not less than RMB 26 million (or equivalent U.S. dollars). If, at the end of the development process, a balance of the retainer remains, Wuling shall return such remaining balance to ELM within 14 working days after both parties determine that all development work has been accomplished and ELM confirms in writing.

The foregoing summaries of the Master Purchase Agreement, Services Agreement and Supplemental Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Document
10.1*	Master Purchase Agreement, effective as of March 19, 2021 and fully executed as of July 7, 2021, by and between Electric Last Mile, Inc. and Liuzhou Wuling Automobile Industry Co., Ltd.
10.2	Agreement for Engineering, Design & Development Services, effective as of March 18, 2021 and fully executed as of July 7, 2021, by and between Electric Last Mile, Inc. and Liuzhou Wuling Automobile Industry Co., Ltd.
10.3	Supplemental Agreement, fully executed as of July 7, 2021, by and between Electric Last Mile, Inc. and Liuzhou Wuling Automobile Industry Co., Ltd.

*	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

	By:	/s/ James Taylor
	Name:	James Taylor
	Title:	Chief Executive Officer

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